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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Health Management Systems, Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 33-91518) and Form S-8 (File Nos. 33-65560, 33-76638,
33-76770, 33-95326, 333-33706 and 333-77121) of Health Management Systems, Inc.
of our report dated March 12, 2002, with respect to the consolidated balance sheets of Health Management Systems, Inc. and subsidiaries as of December 31, 2001 and 2000 and October 31, 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income/(loss), and cash flows for the year ended December 31, 2001, the two months ended December 31, 2000, and the years ended October 31, 2000 and 1999 and the related financial statement schedule, which report appears in the December 31, 2001, Annual Report on Form 10-K of Health Management Systems, Inc. Our report refers to the Company's adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements", in 2000.

                                          /s/ KPMG LLP

New York, New York
April 15, 2002